UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 21, 2024
Date of Report (Date of earliest event reported)

CONNEXA SPORTS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-41423	61-1789640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2709 N. Rolling Road, Suite 138
Windsor Mill, MD
21244
(Address of principal executive offices, including Zip Code)

(443) 407-7564
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CNXA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on January 6, 2023, Connexa Sports Technologies Inc. (the “Company”) entered into a loan and security agreement (the “Loan and Security Agreement”) with a one or more institutional investors (the “Lenders”) and a certain institutional investor, as agent for the Lenders (the “Agent”) for the issuance and sale of, among other securities, a note in an aggregate principal amount of up to $2,000,000 (the “Note”).

As previously disclosed, on October 11, 2023, the Company, the Lenders and the Agent entered into a loan and security modification agreement to allow for an additional loan of $1,000,000 pursuant to the loan and security modification agreement. In addition, on October 11, 2023, the Company agreed to issue warrants to purchase up to 169,196 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an exercise price of $1.90 per share. These warrants to purchase 169,196 shares of Common Stock are referred to herein as the “October Warrants”.

As previously disclosed, on December 6, 2023, the Company entered into an inducement offer letter agreement (the “Inducement Letter”) with a certain holder (the “Holder”) whereby the Holder agreed to exercise for cash warrants to purchase an aggregate of 4,972,203 shares of Common Stock at a reduced exercise price of $0.294 per share in consideration of the Company’s agreement to issue new common stock purchase warrants (the “December Warrants” and, together with the October Warrants, the “Lender’s Warrants”) to purchase up to an aggregate of 9,944,406 shares of Common Stock at an exercise price of $0.294 per share (subject to adjustment).

As of February 21, 2024, the total amount owed pursuant to the Note was $3,197,335.65. Of this amount, the Company received gross proceeds of $3 million from the Lenders.

On February 21, 2024, the Company and the Lenders and the Agent entered into a Waiver, Warrant Amendment and Second Loan and Security Modification Agreement (the “Waiver, Amendment, and Modification Agreement”).

Pursuant to the Waiver, Amendment, and Modification Agreement, the Lenders and the Agent agreed to waive certain events of default with regard to certain covenants and obligations the Company had pursuant to (a) that certain registration rights agreement between the Company and the Lenders and the Agent entered into in September 2022, (b) the Loan and Security Agreement (as modified), and (c) the Inducement Letter.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed to modify the Loan and Security Agreement such that the Note is now convertible into up to 9,991,674 shares of Common Stock based on the agreed to conversion price of $0.32. The Company believes that the $0.32 conversion price meets the definition of “Minimum Price” in Nasdaq Listing Rule 5635(d).

Pursuant to the Waiver, Amendment, and Modification Agreement, the Lenders and the Agent agreed to use its reasonable best efforts to voluntarily convert all amounts owed under the Note on or prior to the last trading day before the trading day on which the next meeting of the Company’s shareholders will take place.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed that following shareholder approval, which the Company will seek to obtain by May 3, 2024 (and, if not obtained by such date, the Company agreed to call a shareholder meeting every sixty (60) days until shareholder approval is obtained), the Lender’s Warrants will be amended to lower the exercise price of such warrants to $0.16 per share. The Lender’s Warrants cannot be exercised at the $0.16 exercise price until the Company, in compliance with Nasdaq Listing Rule 5635(d), obtains shareholder approval to issue the shares of Common Stock at a price below the Minimum Price.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company agreed that Slinger Bag Americas Inc., a Delaware subsidiary of the Company (“Slinger”) will, within ten (10) business days of the six month anniversary of the effectiveness of the registration statement on Form S-1 registering the shares of Common Stock issuable pursuant to the conversion of the Note (the “Effectiveness Date”), pay in cash to the Lenders and the Agent the difference, if any, between (i) $6 million (the “Guaranteed Amount”) and (ii) the combined gross proceeds realized by the Lenders and the Agent from its sale of the shares of Common Stock issued pursuant to (a) conversions of the Note and (b) exercises of the Lender’s Warrants (the “Realized Amount”). Slinger is obligated to fund an escrow account with $2 million within ten (10) weeks of February 21, 2024. The Company and the Lenders and the Agent also agreed that if, due to a Force Majeure Event, the Lenders and the Agent has not fully converted the Note prior to the six-month anniversary of the Effectiveness Date, the Company will repurchase the Note and the Lender’s Warrants by paying in cash to the Lenders and the Agent the difference, if any, between the Guaranteed Amount and the Realized Amount.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company and the Lenders and the Agent agreed that once the Note is fully repaid (either via a combination of cash payments and conversions into shares of Common Stock or just via conversions into shares of Common Stock) all liens and security interests of the Lenders and the Agent in any and all of the property of the Company and the Guarantors (as defined in the Waiver, Amendment, and Modification Agreement) will be automatically released and terminated, including without limitation, any liens and security interests evidenced by Uniform Commercial Code financing statements.

Pursuant to the Waiver, Amendment, and Modification Agreement, the Company agreed to prepare and file a registration statement on Form S-1 registering the shares of Common Stock issuable pursuant to the conversion of the Note with the Securities and Exchange Commission (the “Commission”) within five (5) business days of February 21, 2024 and use commercially reasonable best efforts to cause such registration statement to be declared effective by the Commission as soon as practical thereafter and, in any event, within thirty (30) calendar days of February 21, 2024.

The foregoing description of the terms of the Waiver, Amendment, and Modification Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Waiver, Amendment, and Modification Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Exhibit No.	Description
10.1	Waiver, Warrant Amendment and Second Loan and Security Modification Agreement by and between the Company, the Guarantors, and the Lenders and the Agent, dated February 21, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Connexa Sports Technologies Inc.
a Delaware corporation

Dated: February 21, 2024	By:	/s/ Mike Ballardie
Mike Ballardie
Chief Executive Officer